Exhibit 99.1

Hexion Specialty Chemicals, Inc.
180 East Broad Street
Columbus, Ohio 43215

June 23, 2008

BY FACSIMILE AND FEDERAL EXPRESS

Mr. Peter R. Huntsman
Chief Executive Officer
Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

Dear Peter:

     Over the last few days, we have received requests from significant Huntsman shareholders asking if we could provide them with the sealed version of the verified complaint that we filed in Delaware Chancery Court. Clearly, Huntsman shareholders want to see how much Huntsman’s debt has increased, how much Huntsman’s performance has declined, and how large the funding gap is between the amount of funds available under our commitment letter and the amount necessary to close the transaction, and use this information to make their own assessment of whether the combined company would be insolvent.

     We have no problem with providing Huntsman shareholders access to all of the facts alleged in our complaint. Please advise us promptly whether Huntsman will consent to unsealing the complaint.

Sincerely,

/s/ Craig O. Morrison

Craig O. Morrison
CEO & President